Exhibit 24
POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Chad C. White and Rebecca C. Taylor, or either of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

1.prepare, execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Brookdale Senior Living Inc. (the “Company”), and submit to the United States Securities and Exchange Commission (the “SEC”), a notarized Form ID, any documentation or amendments relative thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any rule or regulation of the SEC, and any and all amendments thereto;

2.act as an account administrator for the undersigned’s EDGAR account, including the authority and power to: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

3.cause the undersigned to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the undersigned’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account;

4.execute for and on behalf of the undersigned Form 144 in accordance with Rule 144 of the Securities Act of 1933, as amended, Forms 3, 4, and 5, and any Schedules 13D or 13G required to be filed in accordance with the 1934 Act, and the rules thereunder; and

5.take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Authorized Individual may approve in such Authorized Individual’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with any state or federal securities laws, or rules promulgated thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of June, 2026.

    /s/ C. Christian Winkle
    C. Christian Winkle
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